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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated September 20, 1996, which appears on page 41 of the 1996 Annual Report to Shareholders of BET Holdings, Inc. which is incorporated by reference in BET Holdings, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 19 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in this Registration Statement.



PRICE WATERHOUSE LLP

Washington, DC
May 30, 1997